To the Shareholders and
Board of Directors of
Municipal Partners Fund Inc


In planning and performing
our audit of the financial
statements of Municipal
Partners Fund Inc
(hereafter referred to
as the "Fund") for the
year ended December
31, 2001, we considered
its internal control,
including control activities
for safeguarding securities,
n order to determine our
auditing procedures for
the purpose of expressing
our opinion on the financial
statements and to comply
with the requirements of
Form N-SAR, not to
provide assurance on internal control.

The management of the
Fund is responsible for
establishing and
maintaining internal
control.  In fulfilling this
responsibility, estimates
and judgments by
management are required to
assess the expected benefits
and related costs of controls.
Generally, controls that are
relevant to an audit pertain
to the entity's objective of
preparing financial statements
for external purposes that are
fairly presented in conformity
with generally accepted
accounting principles.  Those
controls include the safeguarding
of assets against unauthorized
acquisition, use or disposition.
Because of inherent limitations
in internal control, errors
or fraud may occur and not
be detected.  Also, projection
of any evaluation of internal
control to future periods is
subject to the risk that controls
may become inadequate
because of changes in
conditions or that the
effectiveness of the design
and operation may deteriorate.
Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material
weakness is a condition in
which the design or operation
of one or more of the internal
control components does not
reduce to a relatively low level
the risk that misstatements
caused by error or fraud in
amounts that would be material
in relation to the financial
statements being audited may
occur and not be detected
within a timely period by
employees in the normal
course of performing their
assigned functions.  However,
we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined
above as of December 31, 2001.
This report is intended solely for
the information and use of
management and the Board of
Directors of the Fund and the
Securities and Exchange
Commission and is not
intended to be and should not
be used by anyone other than
these specified parties.

PricewaterhouseCoopers LLP

February 21, 2002

To the Shareholders and Board of Directors of Municipal Partners Fund Inc.


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